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                                                                Exhibit 10.6

                            STOCK PURCHASE AGREEMENT

       This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 5, 1995, between Drilex Holdings Corp., a Delaware corporation ("Buyer"), and the persons listed on Schedule 1 hereto (each a "Seller" and collectively "Sellers"),

                              W I T N E S S E T H:

       WHEREAS, each Seller listed on Part A of Schedule 1 (each, a "Stockholder Seller") owns the number of shares of common stock, par value $.01 per share ("Common Stock"), of Shareco, Inc., a Delaware corporation (the "Company"), set forth opposite such Seller's name on Schedule 1 hereto, and such shares (which aggregate a total of 98,413 shares) (the "Shares") collectively represent all the issued and outstanding capital stock of the Company; and

       WHEREAS, Buyer desires to acquire the Shares from the Stockholder Sellers, and the Stockholder Sellers desire to sell the Shares to Buyer, upon the terms and subject to the conditions hereinafter set forth; and

       WHEREAS, each Seller listed on Part B of Schedule 1 (each, an "Employee Optionee") has the right to acquire on exercise of options as set forth in
Section 2.7 the number of shares of Common Stock of the Company set forth opposite such Seller's name on Schedule 1 hereto;

       NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       The terms set forth below in this Article I shall have the meanings ascribed to them below:

       Affiliate: with respect to any person, means any person that directly or indirectly controls, is controlled by or is under common control with such persons.

       Hazardous Substances: means any pollutant, toxic substance, asbestos, hazardous waste, or any constituent of any such substance, waste or product, whether solid, liquid or gaseous in form, described in the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), or regulated under RCRA, CERCLA, Superfund

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or under any other federal, state or local law, statute, ordinance, rule, regulation, order, judicial decision, arbitration decision or determination of any governmental authority, and shall include petroleum, natural gas, natural gas liquids, crude oil and any fraction or product thereof.

       Lien: means any lien, pledge, claim, charge, security interest or other encumbrance, option or other similar rights of any third person of any nature whatsoever.

       Permitted Liens: means (a) Liens for current taxes and assessments not yet due, (b) inchoate mechanic and materialmen liens for construction in progress, (c) inchoate workmen, repairmen, warehousemen, customer, employee and carriers liens arising in the ordinary course of business, (d) Liens arising under this Agreement or the agreements contemplated by this Agreement and (e) Liens and imperfections of title (including Liens created by the operation of law) that, singly or in the aggregate, would not materially affect the value or operation of the asset subject to such Lien in the hands of a purchaser thereof.

       person: means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

       Subsidiary: of any person, means any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person, by one or more other Subsidiaries of such person or by such person and one or more other Subsidiaries of such person. Unless otherwise specified, Subsidiary refers to a Subsidiary of the Company.

       Taxes: means all federal, state, local, foreign and other taxes or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated severance, stamp, occupation, premium, property, windfall profits, or other taxes of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

       Tax Returns:    means all returns, declarations, reports, statements and
other documents of, relating to, or required to be filed in respect of, any and all Taxes.


                                   ARTICLE II

                               PURCHASE AND SALE

       2.1 The Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing each Stockholder Seller is selling, assigning, transferring and delivering to Buyer, or to a wholly owned Subsidiary of Buyer designated in writing by Buyer, that number of Shares owned by such Stockholder Seller as set forth in Schedule 1 (together with a stock power or powers executed in blank), and Buyer (or such Subsidiary) is purchasing and acquiring such Shares.

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

       2.2 Purchase Price. The aggregate purchase price payable to the Seller Stockholders for all the Shares (the "Purchase Price") shall be subject to adjustment pursuant to Section 2.3 and shall be divided among Seller Stockholders pro rata based on the number of Shares owned by each of them as set forth on Schedule 1. The Purchase Price is being paid at the Closing (a) by wire transfer of an aggregate of $1,000,000 in immediately available funds to accounts designated in writing by Sellers prior to the Closing, (b) by the delivery of Buyer's promissory notes in the form of Exhibit A hereto appropriately completed (the "Notes") payable to the order of each Seller in the aggregate principal amount of $3,000,000 and due on April 30, 2000 (the "Notes"), and (c) by the issuance and delivery of warrants ("Warrants") issuable pursuant to a Warrant Agreement in the form of Exhibit B hereto to purchase an aggregate of 100,000 shares of Common Stock, par value $.01 per share, of Buyer ("Buyer Stock"). The aggregate Purchase Price paid for the Shares to the Stockholder Sellers set forth in the prior sentence shall be reduced pro rata by the consideration issuable to the Employee Optionees on exercise of their options as set forth in Section 2.7.

       2.3  Post Closing Adjustment.    (a) On or before September 29, 1995,
Buyer shall prepare and deliver to Sellers a consolidated balance sheet (the "Post-Closing Balance Sheet") of the Company and its Subsidiaries as of June 30, 1995, and a statement (the "Statement") reflecting the Net Worth (as hereinafter defined) and the calculation of the adjustment, if any, to the Purchase Price pursuant to this Section 2.3. The Post-Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles as historically and consistently applied by the Company ("GAAP"), provided that (1) all debt as of the Closing shall be reflected on a pro forma basis in the Post-Closing Balance Sheet, (2) no purchase accounting adjustments shall be made with respect to the purchase of the Shares, and (3) the effect of any extraordinary transaction undertaken by Buyer shall be excluded. Buyer may, after Closing, conduct (with Sellers having the right to participate) a physical inventory of the assets of the Company and its Subsidiaries (or any part thereof) for this purpose. Buyer shall provide Sellers with access to copies of all work papers and other relevant documents to permit Sellers to verify the accuracy of the entries contained in the Post-Closing Balance Sheet. Sellers (acting by the prior holders of a majority of the Shares) shall have a period of 30 calendar days after delivery of the Post-Closing Balance Sheet and the Statement to review it and make any objections they may have in writing to Buyer. If written objections to the Post-Closing Balance Sheet or the Statement are delivered to Buyer by Sellers (acting as provided above) within such 30-day period, then Sellers and Buyer shall attempt to resolve the matter or matters in dispute. If no written objections are made by Sellers (acting as provided above) within such 30-day period, then the Post-Closing Balance Sheet and the Statement shall be final and binding on the parties hereto. If disputes with respect to the Post-Closing Balance Sheet cannot be resolved by Sellers and Buyer within 30 calendar days after the delivery of the objections to the Post-Closing Balance Sheet or the Statement, then, at the request of Buyer or Sellers (acting as provided above), the specific matters in dispute shall be submitted to the Houston office of Deloitte & Touche L.L.P. or such other independent accounting firm as may be approved by Sellers (acting as provided above) and Buyer, which firm shall render its opinion as to such matters. Based on such opinion, such independent accounting firm will then send to Sellers and Buyer its determination on the specified matters in dispute, which determination shall be final and binding on the parties hereto. The fees and expenses of such independent accounting firm shall be borne one-half by Sellers and one-half by Buyer.

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

       (b) If the Net Worth reflected on the Post-Closing Balance Sheet is less than $3,100,000 (the "Base Amount"), then the aggregate principal amount of the Notes issued to all Sellers will be reduced by the amount by which the Net Worth is less than the Base Amount pro rata based on Sellers' interests. Revised Notes reflecting any changed principal amount shall be issued in replacement of the previous Notes. As used herein, the term "Net Worth" means the total consolidated stockholders' equity of the Company and its Subsidiaries as reflected in the Post-Closing Balance Sheet, and shall be reduced by any amounts paid or to be paid by the Company pursuant to Section 8.7.

       2.4 Repayment of Company Bank Debt. At the Closing, Buyer will cause the Company to prepay in full the Company's existing bank debt ("Company Bank Debt") to Texas Capital Bank in an amount not to exceed $1,255,379.26.

       2.5 Repayment of Forest Note. At the Closing, Buyer will cause the Company to prepay the Company's note dated January 19, 1993 payable to the order of Frank Forest ("Forest Note") by paying $741,498 in cash to Mr. Forest, and Buyer, the Company and Mr. Forest will replace the Forest Note with Buyer's promissory note to Mr. Forest in the form of Exhibit C hereto (the "New Forest Note") in the principal amount of $1,912,584 and due on April 30, 2000.

       2.6 Prepayment of Forest Noncompete. At the Closing, Buyer will cause the Company to pay to Frank Forest $1,258,502 in full satisfaction of the Company's obligations under Section 4 of the Agreement Not to Compete (the "Forest Noncompete") effective January 19, 1993 between the Company and Mr. Forest, and Mr. Forest acknowledges that (i) such payment satisfies in full the Noncompetition Fee (as defined therein) and all amounts due thereunder and (ii) the Forest Noncompete shall otherwise remain in effect in accordance with its terms.

       2.7 Option Exercise Immediately Following Closing. In connection with the Closing, the stock option agreements between the Company and each Employee Optionee shall become exercisable pursuant to Section 2 thereof as a result of a "Change in Control Event," and upon any exercise thereof after Closing, the Employee Optionee shall be entitled to receive (in lieu of shares of Common Stock) the consideration he would have received had he exercised such option prior to the Closing and sold the Common Stock receivable upon such exercise pursuant to this Agreement. Immediately after the sale provided for in Section 2.1, each Employee Optionee shall exercise such options held by him and shall thereupon receive the amounts of cash, Notes and Warrants set forth on
Schedule 1.

       2.8 Stockholders' Agreement. At the Closing, each Seller, Buyer and DRLX Partners, L.P. are entering into a stockholders' agreement in substantially the form of Exhibit D hereto to govern the Warrants and any shares of Buyer Stock purchased by any Seller upon exercise of Warrants.

                                       4
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                                  ARTICLE III

                                    CLOSING

       The closing of the transactions contemplated hereby (the "Closing") is being held at the offices of Baker & Botts, L.L.P., Houston, Texas, on May 5, 1995 at 9:00 a.m., Houston time, concurrently with the execution and delivery of this Agreement. The date of the Closing is referred to herein as the "Closing Date".

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

       Each Seller represents and warrants to Buyer the following as of the date hereof:

       4.1 Organization and Good Standing of the Company. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full corporate power and authority to own, operate and lease its assets in the manner currently owned, operated and leased by it. The Shares constitute all the issued and outstanding capital stock of the Company. Schedule 4.1 sets forth the name, jurisdiction of incorporation and capitalization of each Subsidiary. Except as set forth on Schedule 4.1, all of the outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Company. Except for the options referred to in Section 2.7 that are described in Schedule 4.1, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Company or any Subsidiary to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Company or any Subsidiary. The Company and its Subsidiaries own no capital stock or other interest in any person other than the stock of the Subsidiaries.

       4.2  Seller Status.  Such Seller is a natural person.

       4.3 Authorization. Such Seller has full power and authority to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by him pursuant to the provisions hereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of such Seller enforceable in accordance with its terms.

       4.4 Non-Contravention. Neither the execution and delivery of this Agreement or any documents executed in connection herewith, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with, result in breach of or require notice or consent under any law, the charter or bylaws of the Company or any Subsidiary or any provision of any agreement or instrument to which the Company, any Subsidiary or any Seller is a party. The Seller Stockholders collectively own 100% of the outstanding voting securities of the Company. The last regularly prepared annual income statement for the Company shows annual net sales of less than $25 million, and the last regularly prepared balance sheet of Seller

                                       5
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shows assets of less than $25 million.  The Company has no ultimate parent entity for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

       4.5 Validity. There are no pending or threatened judicial or administration actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by such Seller in connection with this Agreement.

       4.6 Broker Involvement. Neither the Company nor such Seller has hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

       4.7 Litigation. Except as set forth on Schedule 4.7, there is no investigation, claim or proceeding or litigation of any type pending or threatened involving the Company or any Subsidiary or that might have a material adverse effect on the Company or any Subsidiary or Buyer, and such Seller is unaware of any judgment, order, writ, injunction or decree of any court, government or governmental agency, or arbitral tribunal against or involving Seller, the Company or any Subsidiary or that might have a material adverse effect on Seller, the Company or any Subsidiary.

       4.8 Title to Shares. Such Seller owns beneficially and of record (or, if so specified, has the right to acquire upon exercise of options as set forth therein and in Section 2.7) the number of shares of Common Stock set forth opposite such Seller's respective name on Schedule 1, free and clear of all Liens, and such shares are not subject to any agreements or understandings with respect to the voting or transfer of any of shares of Common Stock. Except as set forth in the previous sentence, there are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, the Company or any Seller to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in the Company except Options held by the Employee Stockholders as set forth in Section
2.7. Each Seller has full legal right to sell, assign and transfer the Shares owned by such Seller to Buyer (or its Subsidiary) and will, upon delivery of a certificate or certificates representing such Shares to Buyer (or its Subsidiary) pursuant to the terms hereof, transfer to Buyer (or such Subsidiary) title to such Shares, free and clear of any Liens.

       4.9 Continuity Prior to Closing Date. Except as set forth on Schedule 4.9, from January 1, 1995 to and including the Closing Date, the Company and its Subsidiaries have not conducted their respective businesses otherwise than in the usual and customary manner and in the ordinary course of business, consistent with their historical practice, and there has not been:

       (a) any sale, lease, distribution, transfer, mortgage, pledge or subjection to lien of assets, except sales or other dispositions of inventory and obsolete or surplus equipment in the ordinary and usual course of business and the creation of Permitted Liens;

       (b) any material transaction by the Company or any Subsidiary not in the ordinary and usual course of business;

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       (c) any material damage, destruction or loss to the assets of the Company or any Subsidiary whether or not covered by insurance;

       (d) a termination, or a threatened termination, or material modification, in each case not in the ordinary course of business, of any material contract or the relationship of the Company or any Subsidiary with any customer or supplier, who in the aggregate accounted for in excess of $200,000 of sales or purchases during the Company's last full fiscal year;

       (e) any change in accounting methods or principles or the application thereof or any change in policies or practices with respect to items affecting working capital;

       (f) any delay or reduction in capital expenditures in contemplation of this Agreement or otherwise, or any failure to continue to make capital expenditures in the ordinary course of business consistent with past practice;

       (g) any acceleration of shipments, sales or orders or other similar action in contemplation of this Agreement or otherwise not in the ordinary course of business consistent with past practice;

       (h) any bonus payments, salary increases, commission increases or modifications, the execution of any employment agreement, severance arrangement, consulting arrangement or similar document or agreement, or other changes in employee benefits or other compensation;

       (i) any waiver of any rights that, singly or in the aggregate, are material to the Company or any Subsidiary or the financial condition or results of operation of the Company or any Subsidiary;

       (j) any labor strikes, union organizational activities or other similar occurrence; or

       (k) any contract or commitment to do or cause to be done any of the foregoing.

       4.10 Contracts and Commitments. Schedule 4.10 lists all agreements, leases, commitments, contracts, undertakings or understandings to which the Company or any Subsidiary is a party, including but not limited to trademark, trade name or patent license agreements, service agreements, lease, purchase or sale agreements, supply agreements, distribution or distributor agreements (including those referred to in Section 4.23), purchase orders, customer orders and equipment rental agreements that are either material to the Company or any of its Subsidiaries or involve consideration with a value of $50,000 or more. Seller is not in breach of or default under any such agreement, lease, contract or commitment (collectively, the "Agreements"). Each Agreement is a valid, binding and enforceable agreement of Seller and the other parties thereto. There has not occurred any breach or default under any Agreement on the part of the other parties thereto, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Agreement.

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There is no dispute between the parties to any Agreement as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Agreement has indicated its intention to, or suggested it may evaluate whether to, terminate any Agreement. Except as set forth on Schedule 4.10 hereto, neither the Company nor any Subsidiary is a party to any covenant or obligation of any nature limiting the freedom of the Company or any Subsidiary to compete in any line of business after the Closing.

          4.11 Taxes.  Except as set forth in Schedule 4.11 hereto:

            (i) All Tax Returns that are required to be filed (taking into account all extensions) on or before the date of Closing for, by, on behalf of or with respect to the Company or any Subsidiary, have been timely filed with the appropriate foreign, federal, state and local authorities and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been timely paid in full;

            (ii) All such Tax Returns and the information and data contained therein have been, in all material respects, properly and accurately compiled and completed, fairly present in all material respects the information purported to be shown therein, and reflect all material liabilities for Taxes for the periods covered by such Tax Returns;

            (iii) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Company, any Subsidiary or their respective properties, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Company, any Subsidiary or their respective properties with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

            (iv) All Taxes due and required to be paid by the Company or any Subsidiary on or before the date on Closing or assessed and due and required to be paid by the Company or any Subsidiary on or before the date of Closing have been timely paid in full;

            (v) All withholding Tax and Tax deposit requirements imposed on the Company, any Subsidiary or their respective properties for any and all periods prior to and including the date of the Closing have been timely satisfied in full on or before the Closing Date;

            (vi) The Company and each Subsidiary have each made adequate provision for the payment in full of any and all unpaid Taxes for any and all periods or portions thereof ending on or before the date of the Closing;

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

            (vii) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G (relating to parachute payments) of the Internal Revenue Code of 1986, as amended (the "Code");

            (viii) None of the Company and its Subsidiaries is a party to any tax allocation or tax sharing agreement;

            (ix) None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (B) has any liability for Taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulations (S) 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by contract, or otherwise;

            (x) The adjusted issue price (as defined in Section 1272(a)(4) of the Code and Treasury Regulations (S) 1.1275-1(b)) of the Forest Note will be not less than $2,654,081 as of the Closing Date;

            (xi) The Company has deducted a cumulative amount of $432,074 of the payments owed by the Company to Mr. Forest under the Forest Noncompete on its United States federal income Tax Returns for its taxable years ending March 31, 1993, March 31, 1994 and has accrued a deduction of $370,349 for such payments on its United States federal income Tax Return for its taxable year ending March 31, 1995; and

            (xii) Immediately prior to the merger of SHI with and into the Company as described in Section 4.29, the Company owned stock of SHI meeting the requirements of Section 1504(a)(2) of the Code.

          4.12 Title to Properties. Except as set forth in Schedule 4.12 hereto, each of the Company and its Subsidiaries has good and indefeasible title to all of their respective assets that are used or needed in their respective businesses, free and clear of all Liens, except for Permitted Liens.

          4.13 Trademarks, Trade Names and Intellectual Property. Schedule 4.13 contains an accurate and complete list of (i) all patents and pending patent applications owned by the Company or any Subsidiary or used or needed in their respective businesses and all invention memoranda used or needed in their respective businesses, (ii) all registered United States and foreign trademarks, trade names and logos owned or used by the Company or any Subsidiary, and all registrations thereof, and (iii) all unregistered United States and foreign trademarks, trade names and logos used by the Company or any Subsidiary. The Company has the right to use all trademarks, trade names, logos, patents, pending patent applications and invention memoranda referred to herein. There is no pending or threatened action or claim that would impair any such right.

       4.14 Financial Records; Budget. The audited financial statements of the Company and its Subsidiaries as of and for the years ended March 31, 1992, 1993 and 1994, the audited financial statements of Sharewell Horizontal Systems Limited as of and for the years ended September 30, 1991 and 1992 and the 18-month period ended March 31, 1994, the audited financial statements of Sharewell (Far East) Limited as of and for the years ended March 31, 1993 and 1994, and the unaudited financial statements of the Company and its Subsidiaries, of Sharewell Horizontal Systems Limited and of Sharewell (Far East) Limited, as of and for year ended March 31, 1995, previously delivered to Buyer (the "Financial Statements") are accurate and complete, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as set forth therein) and fairly present the financial condition and results of operations of the Company, except that the unaudited Financial Statements lack footnotes and are subject to normal year-end audit adjustments that will not be material. The Company's fiscal 1996 budget and capital budget previously furnished by the Company to Buyer (i) are true and complete copies of the Company's most recent internal budgets for fiscal 1996 and (ii) were prepared by management of the Company in good faith and on a reasonable basis. Schedule
4.14 reflects all intercompany transactions between the Company or any Subsidiary and any Sellers or any Affiliates thereof since March 31, 1994.

       4.15 Condition of Assets and Inventory. All the assets of the Company or any Subsidiary are in good, serviceable condition and fit for the particular purposes for which they are used in the business of the owner thereof, subject only to normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business. All items of inventory of the Company or any Subsidiary are merchantable or (in the case of raw materials, supplies and work in process) suitable and useable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups, none of such items is below standard quality, each item is reflected in the Financial Statements on the basis of a physical count and is valued at the lower of cost or market in accordance with generally accepted accounting principles.

       4.16 Liabilities. Except as set forth in Schedule 4.16 or in the financial statements and notes thereto referred to in Section 4.14, there is no existing, contingent or threatened liability, obligation, lien or claim of any nature (absolute, accrued, contingent or otherwise) that relates to or has been or may be asserted against the Company or any Subsidiary, other than liabilities arising after the dates of the Financial Statements in the ordinary course of business consistent with past practice.

       4.17 Employees and Related Matters. Schedule 4.17 is a complete list of all employees of the Company or any Subsidiary, listing the title or position held, base salary, any commissions or other compensation paid or payable, all employee benefits received by such employees and any other terms of any oral or written agreement with the Company, any Subsidiary, any Seller or any affiliate thereof.

       4.18 No Material Change. There has been no material adverse change in the business, prospects, results of operations, assets or financial position of the Company or any Subsidiary from January 1, 1995 to and including the Closing Date, and no event has occurred which could be expected to lead to or cause such a material adverse change.

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

       4.19 Compliance With Law. Neither the Company nor any Subsidiary is in violation of any provision of any law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order, including, without limitation, those relating to health, the environment or Hazardous Substances, and neither the Company nor any Subsidiary has received any notice of any alleged violation of such law, decree, order, regulation, license, permit, consent, approval, authorization or qualification or order.

       4.20 WARN Act Notices. Any notice required under the Federal Workers Adjustment and Retraining Notification Act ("WARN Act") that is, has been or will be required of the Company or any Subsidiary to its employees or former employees by reason of its obligations under the WARN Act resulting from the transactions contemplated by this Agreement has been or will be given by the Company or such Subsidiary.

       4.21 Insurance. The Company has heretofore delivered to Buyer a list and copies of all insurance policies of the Company or any Subsidiary or relating to the conduct of the business of the Company or any Subsidiary. Such policies are in full force and effect, and the Company and the Subsidiaries are not in default under any of them.

       4.22 Government Licenses, Permits and Related Approvals. Schedule 4.22 hereto sets forth a list of all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities required for the conduct of business by the Company and the Subsidiaries, all of which are in full force and effect and are not being violated.

       4.23 Distributed Products. Schedule 4.23 sets forth a complete listing of all products (i) distributed by the Company or any Subsidiary (and the manufacturer thereof and the person, if different, for whom Seller distributes such product) or (ii) manufactured or sold by the Company or any Subsidiary and distributed by others (and the name of such distributor). Such schedule also sets forth the terms of each such distribution arrangement. The Company has full right to distribute all products referred to in clause (i) of the preceding sentence.

       4.24 Safety Reports. Schedule 4.24 sets forth a complete listing of all injury reports, worker's compensation reports and claims, safety citations and reports, OSHA reports and all documents relating to any of the foregoing since January 1, 1990.

       4.25 Outstanding Balances. The outstanding total amounts due under (i) the Company Bank Debt is $1,255,379.26 and (ii) the Forest Note is $2,950,095.61.

       4.26 Transactions with Certain Persons. Except as set forth on Schedule 4.26, during the past three years neither the Company nor any Subsidiary has, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Company or any Subsidiary), in the ordinary course of business or otherwise, any Seller or any Affiliate thereof. Except as set forth on Schedule 4.26, neither the Company nor any Subsidiary owes any amount to, or has any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business not in excess of $15,000 in the aggregate), and none of such persons owes any amount to the Company or any Subsidiary.

       4.27 Accounts Receivable. The accounts receivable of the Company and the Subsidiaries are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions on the ordinary course of business, are owned free and clear and not subject to any Lien, and are current and collectible net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated consistent with past practice). Subject to such reserve, each of such accounts receivable will be collected in full, without any set-off and without resort to litigation, within 180 days after the Closing.

       4.28 Employee Benefits. Schedule 4.28 contains a complete list of "employee welfare plans" (as that term is defined in Section 3(1) of ERISA) ever maintained by the Company, any Subsidiary or any person or trade or business under common control with the Company, or in which active or former employees of the Company or any Subsidiary (collectively, the "Affected Employees") participate or ever participated (which plans are hereinafter referred to as "Welfare Plans"). Schedule 4.30 also contains a complete list of "employee pension benefit plans" as that term is defined in Section 3(2) of ERISA ever maintained by the Company, any Subsidiary or any person or trade or business under common control with the Company, or in which any such entity ever contributed or is or was required to contribute or in which Affected Employees participate or ever participated (which plans are hereinafter referred to as "Pension Plans"). Neither the Company, any Subsidiary or any Affected Employees participate or ever participated in any "multiemployer plan" (as that term is defined in Section 3(37) of ERISA). The Welfare Plans and Pension Plans are hereinafter collectively referred to as "Company Plans." Each Company Plan is in compliance with the provisions of all applicable laws, rules and regulations, including, without limitation, ERISA and the Code. None of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code). Neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan. Neither the Company nor any Subsidiary has employees covered by a collective bargaining agreement.

       4.29 Reorganization. Immediately prior to the Closing, (i) Sharewell, Inc. was merged with and into Sharewell Holdings, Inc. ("SHI") pursuant to
Section 253 of the Delaware General Corporation Law (the "DGCL"), and no stock or securities of any kind were issued in such merger and (ii) SHI was merged with and into the Company pursuant to Section 252 of the DGCL, and in such merger the Company issued 5,913 shares of Common Stock to John Teer in exchange for all the outstanding stock of SHI not owned by the Company. True and correct copies of all corporate proceedings and of all filings pursuant to the DGCL with respect to the foregoing have been delivered to Buyer.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to each Seller the following:

       5.1 Corporate Status and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority under its certificate of incorporation and by-laws to conduct its business as the same exists on the date hereof and on the Closing Date.

       5.2 Authorization. Buyer has full corporate power and authority under its certificate of incorporation and by-laws, and its board of directors has taken all necessary corporate action to authorize it, to execute and deliver this Agreement and the exhibits and schedules hereto, to consummate the transactions contemplated herein and to take all actions required to be taken by it pursuant to the provisions hereof or thereof, and each of this Agreement and the exhibits hereto constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

       5.3 Non-Contravention. Neither the execution and delivery of this Agreement and the schedules and exhibits hereto, nor the consummation of the transactions contemplated herein or therein, does or will violate, conflict with or result in breach of or require notice or consent under any law, the charter or bylaws of Buyer or any provision of any agreement or instrument to which Buyer is a party. DRLX Partners, L.P., a Delaware limited partnership, owns more than 90% of the outstanding Buyer Stock (which constitutes the only class of voting securities or other equity security issued by Buyer). No person (including any ultimate parent entity) has the right to 50% or more of the profits of DRLX Partners, L.P. or the right in the event of a dissolution thereof to 50% or more of the assets thereof. The only assets of DRLX Partners, L.P. are its investment in Buyer and less than $100,000 in cash. The last regularly prepared annual income statement for Buyer shows revenues of less than $50 million, and the last regularly prepared balance sheet of Buyer shows assets of less than $50 million. DRLX Partners, L.P. is the ultimate parent entity of Buyer for purposes of the HSR Act.

       5.4 Validity. There are no pending or threatened judicial or administrative actions, proceedings or investigations which question the validity of this Agreement or any action taken or contemplated by Buyer in connection with this Agreement.

       5.5 Broker Involvement. Buyer has not hired, retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement.

       5.6 Financial Statements. The unaudited financial statements of Buyer and its Subsidiaries as of and for the eleven months ended February 28, 1995, previously delivered to the Sellers, were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as set forth therein) and fairly present the financial condition and results of operations of Buyer and its Subsidiaries, except the unaudited financial statements are subject to normal year-end adjustments and lack footnotes.

       5.7 Capitalization. The authorized capital stock of Buyer consists of 3,000,000 shares of Buyer Stock. As of the Closing, there are 2,174,833 shares of Buyer Stock issued and outstanding. There are no outstanding subscriptions, options, convertible securities, warrants or calls of any kind issued or granted by, or binding upon, Buyer or DRLX Partners, L.P. to purchase or otherwise acquire or to sell or to otherwise dispose of any security of or equity interest in Buyer, other than (1) options to purchase 37,435 shares of Buyer Stock granted to employees and directors and (2) stockholders' agreements with employees and directors with respect to stock owned by them.

       5.8 Issuance of Shares Pursuant to the Warrants. The issuance of shares of Buyer Stock upon exercise of the Warrants has been duly authorized and, when issued pursuant to the terms thereof, such shares shall be validly issued, fully paid and nonassessable.

       5.9 Litigation. There is no investigation, claim or proceeding or litigation of any type pending or threatened involving the Buyer or any of its Subsidiaries that may have a material adverse effect on the Buyer and its Subsidiaries taken as a whole.

       5.10 Absence of Default. Neither Buyer nor any of its Subsidiaries is in breach of in or in default under any agreement for borrowed money, and no event has occurred that with the giving of notice or the lapse of time, or both, would constitute a default thereunder.


                                   ARTICLE VI

                      ADDITIONAL AGREEMENTS AND COVENANTS

       The parties covenant and agree as follows:

       6.1 Public Announcements. Subject to applicable securities law or stock exchange requirements, each Seller shall not, without the prior approval of Buyer, issue, or permit any of such Seller's employees, agents or other Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby.

       6.2 Further Assurances. Each Seller shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Buyer or its Affiliates such assignments or other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel of Buyer, as shall be necessary to vest in Buyer all of the right, title and interest in and to the Shares free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and any other document reasonably requested by Buyer in connection with this Agreement.

       6.3 Covenant Against Competition. (a) As an essential consideration for the obligations of Buyer under this Agreement, each Seller hereby agrees and covenants that, for the Noncompete Period, neither such Seller nor any Affiliate thereof controlled such Seller shall engage in any manner in the manufacture, sale, distribution, buying, brokering, leasing or marketing of products of the same general type as those produced or marketed by the Company or any Subsidiary as of the Closing, or associated services, in the geographic areas in which the Company or any Subsidiary has marketed products since January 1, 1992 (the "Territory").

       (b) In particular, for the Noncompete Period, each Seller agrees that neither he nor any of his Affiliates controlled by him will:

       (i) engage within the Territory in a Competing Business;

       (ii) solicit any Customer to purchase or acquire any guidance instruments or survey instruments or systems from any person other than the Company;

       (iii) solicit any person who is or was an employee of the Company to leave such employment or otherwise terminate such employment; or

       (iv) indirectly participate in any of the activities described in paragraphs (i), (ii), and (iii) (a "Prohibited Activity") by entering into or acquiring any ownership, contractual or other business relationship with any person who engages in any of the Prohibited Activities, whether such relationship is as an officer, director, shareholder, owner, partner, joint venturer, employee, promoter, consultant, manager, independent contractor, agent or otherwise, other than the ownership of less than 5% of the outstanding equity interests in such person.

       (c) Each Seller acknowledges and agrees that he has acquired a special knowledge of the affairs, business and customer operations of the Company, and each Seller acknowledges and agrees that irreparable loss and damage will be suffered by the Company if such Seller should breach or violate any of the covenants and agreements contained in this Section. Each Seller further acknowledges and agrees that each of the covenants herein contained is reasonably necessary to protect and preserve value of the Company to Buyer.
Each Seller therefore agrees and consents that, in addition to any other remedies available to Buyer, to the extent permissible by law, Buyer shall be entitled to an injunction or other equitable relief to prevent a breach by such Seller of any of the covenants or agreements contained in this Agreement. In the event that Buyer brings legal action to enforce its rights hereunder, to the extent permissible by law, such Seller shall pay all of Buyer's court costs and reasonable legal fees and expenses arising out of such action.

       (d) Each Seller hereby acknowledges and agrees that this Section: (i) is supported by independent valuable consideration, and (ii) contains reasonable limitations as to time, geographical area, and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the business of the Company. Buyer has tendered to Sellers the Purchase Price based on the agreed value of the world wide business engaged in by the Company, which is based on the technological advantage which the Company possesses over its competitors and the relationship which the Company has established with its Customers throughout the world. The technological advantage of the Company would be substantially impaired if a Seller, who individually developed many of the processes, inventions, and technologies utilized by the Company and who is aware of many of the trade secrets and confidential information possessed by the Companies, competed with the Company within the Territory. The relationship of the Company with the Customers would similarly be impaired if such Seller competed with the Companies since such Seller was personally involved in developing the relationships of the Companies with many of the customers.

       (e) Should a court of competent jurisdiction declare any of the provisions of this Section unenforceable due to any unreasonable restriction of duration, territorial coverage, scope of activity, or otherwise, in lieu of declaring such provision unenforceable, the court, to the extent permissible by law, may, at Buyer's request, revise or reconstruct such provisions in a manner sufficient to cause them to be enforceable.

       (f) For purposes of this Section, the following definitions shall apply:

       "Company" shall mean the Company and each Subsidiary.

       "Company Business" shall mean the business of supplying guidance instruments and survey instruments and systems to the oil and gas drilling, pipeline construction, utilities construction, and environmental industries.

       "Competing Business" shall mean any person, concern or entity which is engaged in a business substantially similar to the Company Business.

       "Customer" shall mean a person or entity who has bought goods or services from the Company (or any predecessor) at any time prior to the date hereof.

       "Noncompete Period" with respect to a Seller shall mean the period beginning at the Closing and ending on the first of the two following dates to occur: (i) the date which is five years from the date hereof, or (ii) the date which is two years subsequent to the date upon which the employment of such Seller with the Company is terminated for any reason.

       6.4 Investment Intention; No Resales; Legends. Each Seller hereby represents and warrants that he is acquiring the Note, the Warrants and any shares of Buyer Stock issuable upon exercise of the Warrants (collectively, the "Securities") hereunder or upon exercise of options pursuant to Section 2.7 for investment, solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each Seller agrees that he will not purchase, offer, sell or otherwise dispose of any of the Securities except under circumstances which will not result in a violation of the Securities Act of 1933 (the "Securities Act"). In order to exercise a Warrant, the holder thereof must be able to confirm and shall confirm in writing, by executing a certificate to be supplied by the Company, all of the representations and other covenants contained in Sections 6.4 through 6.6, including that the Securities so purchased are being acquired for investment and not with a view toward distribution or resale. The Securities shall be stamped or imprinted with, in addition to any other appropriate or required legend, a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES EVIDENCED HEREBY MAY NOT BE

     ASSIGNED, SOLD, TRANSFERRED, HYPOTHECATED OR PLEDGED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION REQUIREMENTS ARE NOT APPLICABLE. COPIES OF THE AGREEMENTS COVERING THE ISSUANCE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

       6.5 Securities Unregistered. Each Seller acknowledges and represents that he has been advised by Buyer that:

       (a) the offer and sale of the Securities has not been registered under the Securities Act;

       (b) the Securities acquired by such Seller hereunder must be held indefinitely and such Seller must continue to bear the economic risk of the investment in such Securities unless the offer and sale thereof is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

       (c) there is no established public or other market for any of the Securities acquired by Sellers hereunder;

       (d) Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of any securities of the Company and the Company has not made any covenant to make such Rule available;

       (e) when and if securities of the Company may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule;

       (f) if the Rule 144 exemption is not available, public offer or sale of the Securities without registration will require compliance with Regulation A or the availability of an exemption under the Securities Act;

       (g) a restrictive legend in the form set forth in Section 6.4 shall be placed on the certificates representing the Securities acquired by such Seller hereunder; and

       (h) a notation shall be made in the appropriate records of the Company, indicating that the Securities subject to restrictions on transfer, and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent.

       6.6 Additional Investment Representation. Each Seller represents and warrants that:

       (a) such Seller's financial situation is such that he can afford to bear the economic risk of holding the Securities acquired by him hereunder for an indefinite period of time, has adequate means for providing for his current needs and personal contingencies and can afford to suffer the complete loss of his investment in such Securities;

       (b) such Seller's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of the investment in the Securities acquired by him hereunder, or he has been advised by a representative possessing such knowledge and experience;

       (c) (except in the case of each Employee Optionee), such Seller is an "Accredited Investor" as that term is defined in Rule 501(a) promulgated under the Securities Act;

       (d) such Seller understands that the Securities acquired by him hereunder are speculative investments that involve a high degree of risk of loss of his investment therein, that there are substantial restrictions on the transferability of such Securities and, for an indefinite period following the Closing, there may be no public market for the Securities and that, accordingly, it may not be possible for such Seller to liquidate his investment in case of emergency, if at all;

       (e) such Seller and his representatives, including such Seller's professional, financial, tax and other advisors, have carefully reviewed all documents furnished to them in connection with the investment in the Securities acquired by him hereunder, and he understands and has taken cognizance of all the risk factors related to such investment, and no representations or warranties have been made to him or his representatives concerning such investment or the company or its prospects or other matters except as set forth herein;

       (f) in making his decision to acquire the Securities, such Seller has relied upon independent investigations made by him and, to the extent believed by him to be appropriate, his representatives, including his own professional, financial, tax and other advisors;

       (g) such Seller and his representatives have been given the opportunity to examine the documents that he or his representatives deem necessary and to ask questions of, and to receive answers from, Buyer and the Company and representatives of each of them concerning the terms and conditions of the acquisition of the Securities and to obtain any additional information that he or his representatives deem necessary; and

       (h) all information which such Seller has provided to Buyer or the Company or their representatives concerning him and his financial position is true, complete and correct as of the date of this Agreement, and such Seller agrees to promptly notify Buyer if at any time this ceases to be the case.


                                  ARTICLE VII

                    EXTENT AND SURVIVAL OF REPRESENTATIONS,
             WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION

       7.1 Indemnification of Buyer. Each Stockholder Seller, severally in proportion to the number of Shares to be sold by such Seller as set on Schedule 1 as compared to all Shares sold by all Stockholder Sellers, agrees to indemnify Buyer (including its officers, directors, employees and agents) against, and hold it harmless from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by Buyer, the Company or any Subsidiary as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of such Seller in this Agreement, (b) any violation or breach by such Seller of or default by such Seller under the terms of this Agreement, (c) the items set forth on Schedule
4.7 or Schedule 4.11, (d) the presence, release, remediation or clean-up of, or exposure to, Hazardous Substances relating to or located on, within or under (as of or prior to the Closing) any assets owned, leased or used by the Company or any Subsidiary, or (e) any product liability or other claims concerning products sold or services provided by the Company or any Subsidiary prior to the Closing. Buyer shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section.

       7.2 Indemnification of Sellers. Buyer agrees to indemnify each Seller against, and hold it harmless from and against, any and all Indemnified Amounts incurred by such Seller as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of Buyer in this Agreement, or (b) any violation or breach by Buyer of or default by Buyer under the terms of this Agreement. Seller shall be entitled to recover its reasonable and necessary attorneys' fees and litigation expenses incurred in connection with successful enforcement of its rights under this Section.

       7.3 Survival; Threshold and Limits of Liability. The representations, warranties and indemnities set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive (subject to any applicable statute of limitations with respect to any claim by a third party) the Closing until the fifth anniversary of the Closing Date (except that the representations and warranties set forth in Sections 4.8 and 4.11 and in Section 4.19 with respect to environmental liabilities or Hazardous Substances and the indemnities set forth in Section 7.1(c) or (d) or
(e) shall survive the Closing without limitation pursuant to the terms hereof) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), but shall thereafter terminate and be of no further force and effect unless a written notice asserting a claim shall have been made pursuant to this Article VII within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. No party shall be liable under this Agreement for the breach of any representation or warranty (other than with respect to an item that is taken into account in determining Net Worth, as to which this limitation shall not apply) unless the aggregate amount of such liability (for all such claims) exceeds $100,000, in which event the Indemnifying Party shall be fully liable without regard to such threshold. The maximum liability of Sellers or Buyer with respect to all Indemnified Amounts (other than the Unlimited Items referred to below in this Section 7.3) under this Article VII or otherwise under this Agreement shall be limited to an aggregate of $4.5 million, which amount shall be reduced on each annual anniversary of the Closing Date by the excess, if any, of $900,000 over the aggregate amount ultimately due with respect to claims asserted during the year prior to such anniversary; provided, however, that any such reduction shall not be effective to relieve a party of any liability it may have in respect of any claim given prior to such anniversary date. (For example, if on the first anniversary of the Closing Date, Sellers otherwise would have been entitled to a $900,000 reduction in potential maximum liability and Sellers had received a $500,000 Claim Notice from Buyer prior to such anniversary date, Sellers nevertheless would continue to be liable to Buyer for up to $500,000 in respect of the matters (and only those matters) identified in such Claim Notice, and would be liable for up to $3,600,000 with respect to all other matters). The preceding limitation shall not apply to with respect to any amounts due with respect to Section 7.1(d) or (e) or with respect to any other provision as it relates to environmental liabilities or Hazardous Substances (collectively, the "Unlimited Items"). The limitations of this
Section 7.3 shall apply with respect to any action brought with respect to the Indemnified Amounts whether such actions are based on this Article VII, Article IV, any other provision of this Agreement, or otherwise (including clause based on principles of law other than contract law, such as securities law and tort law).

       7.4 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

       (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any) and a written notice ("Claim Notice") containing a description in reasonable detail of the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement.

       Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party disputes its potential liability to the Indemnified Party with respect to such Third Party Claim and, if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to such Third Party Claim, whether the Indemnifying Party elects to defend the Indemnified Party with respect to such Third Party Claim.

       If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and notifies the Indemnified Party that he or it has elected to defend the Indemnified Party with respect to such Third Party Claim, the Indemnifying Party shall control negotiations toward resolution of such claim without the necessity of litigation, and if litigation ensues, to defend the same with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party's expense, and the Indemnified Party shall extend reasonable cooperation in connection with such defense. The Indemnified Party shall be entitled to participate in, but not to control, the defense of any Third Party Claim resulting in litigation, at its own cost and expense; provided, however, that if the parties to any suit or proceeding shall include the Indemnifying Party as well as the Indemnified Party and the Indemnified Party shall have been advised by counsel that one or more legal defenses may be available to it that may not be available to the Indemnifying Party, then the Indemnified Party shall be entitled to elect to control the defense of such suit or proceeding, but the Indemnifying Party shall be obligated to bear the fees and expenses of counsel of the Indemnified Party, which shall be selected by the Indemnified Party in its complete and sole discretion. If the Indemnifying Party does not dispute its potential liability to the Indemnified Party within the Election Period and does not elect to defend the Indemnified Party, but the Indemnified Party fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, the Indemnifying Party shall be entitled, but not obligated, to then assume control of such negotiations or defense of such action, and the Indemnifying Party shall be liable to the Indemnified Party for its expenses reasonably incurred or amounts paid in connection therewith. If the Indemnifying Party disputes its potential liability to the Indemnified Party within the Election Period or elects not to defend the Indemnified Party, then the Indemnified Party shall be entitled to assume control of such negotiations or defense of action and the liability for the expense thereof, as well as any liability with respect to such Third Party Claim, shall be determined as provided in Section 7.5 below.

       If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to the preceding paragraph, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the Third Party Claim as herein provided, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

       Neither the Indemnifying Party nor the Indemnified Party shall settle, compromise, or make any other disposition of any Third Party Claim which would or might result in any liability to the Indemnified Party or the Indemnifying Party under this Article VII without the written consent of such other party.

       (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

       7.5 Arbitration of Disputes. If the Indemnifying Party disputes, either as to the amount or liability, that any claim described in a Claim Notice or an Indemnity Notice, as the case may be, is covered by such Indemnifying Party's covenant to indemnify contained in this Article VII, then the Indemnifying Party and the Indemnified Party agree to promptly negotiate in good faith to resolve their differences and to mutually agree upon an amount, if any, owed to Indemnified Party by the Indemnifying Party hereunder. If Indemnifying Party and Indemnified Party fail to agree within 30 days thereafter, the dispute shall be resolved by binding and final arbitration of a single arbitrator mutually agreed to by Buyer and Seller conducted in Houston, Texas in accordance with the rules of commercial arbitration of the American Arbitration Association. The prevailing party in any such arbitration proceeding shall be entitled to attorney's fees and other out-of-pocket expenses reasonably and necessarily incurred in connection with such proceeding, the amounts of which shall be contained in the award of the arbitrator.

       7.6 General. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation. The indemnification obligations under this Article VII shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence of the Indemnified Party. The rights of the parties to indemnification under this Article VII shall not be limited due to any investigations heretofore or hereafter made by such parties or their representatives, regardless of negligence in the conduct of any such investigations. All representations, warranties and covenants and agreements made by the parties shall not be deemed merged into any instruments or agreements delivered in connection with the Closing or otherwise in connection with the transactions contemplated hereby. To the extent that more than one Seller is an Indemnifying Party with respect to a matter, they shall act by a majority in interest based in their prior ownership of Shares unless such Sellers otherwise agree.

       7.7 Notes. The principal amount of the Notes shall be reduced by any amount due to Buyer or the Company pursuant to Article VII or under any other provision of this Agreement, but the existence or exercise of such right of offset shall in no event limit the liability of any Seller to Buyer hereunder. Each Seller agrees that he will not assign, sell, transfer, hypothecate or pledge the Note, the Warrants or any part thereof in violation of applicable law (including the federal securities law), and no such assignment, sale, transfer, hypothecation or pledge shall be made unless such Seller delivers to Buyer an opinion of counsel satisfactory to Buyer that this condition is met. If, at a time when a dispute exists concerning a claim as to which a Seller may have liability as an Indemnifying Party hereunder, or with respect to any other amounts claimed to be due from a Seller hereunder, a payment shall become due upon such Seller's Note, then Buyer shall make a good faith determination of the amount of such liability (the "Estimated Dispute Amount") and shall withhold from such payment an amount equal to the Estimated Dispute Amount, which amount shall instead be paid into escrow pursuant to an Escrow Agreement between Buyer and such Seller. In any such event, (x) any amounts determined to be due shall first be settled by payment out of the escrow of the Escrow Agreement, (y) such Seller shall receive interest at 8% per annum with respect to the amount determined to be due to such Seller, and (z) no interest with respect to the amount paid into escrow shall accrue under the Note, which shall be deemed paid to the extent of the Estimated Dispute Amount. No purported assignment, sale, transfer, hypothecation or pledge shall modify the right of offset provided herein. Appropriate legends to such effect shall be placed on the Note (and any security issued upon conversion thereof) and the Warrants.

       7.8  Release.  Effective as of the Closing, except as set forth in
Schedule 7.8, each Seller does hereby for himself and his heirs, executors, administrators and legal representatives remise, release, acquit and forever discharge the Company and its respective Affiliates, partners, officers, directors, controlling persons or entities, employees, attorneys and successors and assigns of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, which such Seller now has, owns or holds or has at any time previously had, owned or held against the Company or any Subsidiary. This release is expressly intended to apply notwithstanding any act or omission by the Company or any of such persons, including any negligent acts or omissions by the Company or any of such persons.

       7.9 Insurance Proceeds. In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds realized or to be realized by such party, and such correlative insurance benefit shall be net of any insurance premium which becomes due as a result of such claim.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

       8.1 Confidentiality; Publicity; Books and Records. (a) After the Closing, no Seller or Affiliate thereof will, directly or indirectly, disclose or provide to any other person any non-public information of a confidential nature concerning the Company or any Subsidiary or their business or operations, except as is required in governmental filings or judicial, administrative or arbitration proceedings. In the event that any Seller or Affiliate becomes legally required to disclose any such information in any governmental filings or judicial, administrative or arbitration proceedings, such Seller shall, and shall cause such Affiliate to, provide Buyer with prompt notice of such requirement so that Buyer may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, such Seller shall, and shall cause such Affiliate to, furnish only that portion of the information that such Seller or such Affiliate, as the case may be, is advised by its counsel is legally required and such disclosure shall not result in any liability hereunder unless such disclosure was caused by or resulted from a previous disclosure by such Seller or any Affiliate which was not permitted by this Agreement. Subject to applicable securities law or stock exchange requirements, the parties hereto will promptly advise, and obtain the approval of, the other parties before issuing any press release with respect to this Agreement or the transactions contemplated hereby.

       (b) For a period of five years after the Closing Date, Buyer will preserve and retain the books and records of the Company and make such books and records available at the then current administrative headquarters of Buyer to any Seller and his agents, upon reasonable notice and at reasonable times, at such Seller's cost and expense, it being understood that such Seller shall be entitled to make copies of any such books and records as shall be reasonably necessary.

       8.2 Expenses. Except as provided in this Section, Buyer and each Seller shall pay their own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated herein. Cokinos, Bosien & Young ("CBY"), corporate counsel to the Company, is representing the interests of the Stockholder Sellers in connection with the negotiation and closing of this transaction, with CBY invoicing the Company for its services and the Company paying the reasonable fees for such services. Notwithstanding the payment of CBY's fees by the Company or anything else to the contrary, CBY shall be considered counsel to such Stockholder Sellers and not the Company with respect to this transaction.

       8.3 Entire Agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

       8.4 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar.

       8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been received only if and when (i) personally delivered or (ii) on the third day after mailing, by United States mail, first class, postage prepaid, by certified mail return receipt requested, addressed in each case as follows (or to such other address as may be specified by like notice):

       (a) If to Buyer, to:

           Drilex Holdings Corp.
           c/o SCF Partners, L.P.
           6600 Texas Commerce Tower
           Houston, TX  77002
           Attention:  David Baldwin

       (b) If to any Seller, to the address set forth on Schedule 1 for such Seller.

       8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns. No third party shall have any rights hereunder. No assignment shall release the assigning party.

       8.7 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid that constitute interest under applicable law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by applicable law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.

       8.8 Choice of Law; Section Headings; Table of Contents. This Agreement shall be governed by the internal laws of the State of Texas (without regard to the choice of law provisions thereof). The section headings and table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                 DRILEX HOLDINGS CORP.



                                 By: /s/ L. E. SIMMONS
                                    ----------------------------

                                 /s/ S. R. ANDERSON
                                 -------------------------------
                                 S. R. Anderson

                                 /s/ JOHN TEER
                                 --------------------------------
                                 John Teer

                                 /s/ TODD CASPARY
                                 --------------------------------
                                 Todd Caspary

                                 /s/ FRANK FOREST
                                 --------------------------------
                                 Frank Forest

                                 /s/ GEORGE W. KOWALCZUK
                                 --------------------------------
                                 George W. Kowalczuk

                                 /s/ ANDY F. BROWN
                                 --------------------------------
                                 Andy F. Brown

                                                                       EXHIBIT A

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THIS NOTE MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, HYPOTHECATED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION REQUIREMENTS ARE NOT APPLICABLE.

$________________                                                    May 5, 1995
                                                                  Houston, Texas

                                PROMISSORY NOTE

          DRILEX HOLDINGS CORP., a Delaware corporation (hereinafter called "Maker"), for value received, promises and agrees to pay on or before April 30, 2000, to _________________________________________________________ (hereinafter called "Payee"), in Houston, Harris County, Texas, in lawful money of the United States of America the principal sum of ______________________________________________________________ Dollars
($____________), together with interest thereon (calculated on the basis of a 365-day year, or a 366-day year in the case of a leap year) from and after the date hereof until maturity at 8% per annum, but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Highest Lawful Rate"). After maturity (by acceleration or otherwise), interest shall be so computed at 11% per annum, but in no event to exceed the Highest Lawful Rate.

          PRINCIPAL is due and payable quarterly in 19 equal installments of $___________ [one-twentieth of the original principal amount] each, beginning on July 31, 1995 and on the last day of each and every third consecutive calendar month thereafter until maturity, when all principal remaining unpaid shall be due and payable. Accrued interest is due and payable quarterly with the principal payments and at maturity; provided, however, that if the principal of this note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment. If any amount owing under this note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this note in whole or in part at any time and from time to time without penalty, on not less than two business days' prior notice. Any such prepayment shall be applied ratably to all remaining installments of principal not then due.

          FOR PURPOSES of this note, an "Event of Default" shall occur whenever:
(a) default is made in the payment when due of any installment of principal on this note, (b) default is made in the payment when due of any installment of interest on this note and such default has not been cured within five days after the date on which such payment is due, (c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect, (d) an involuntary case or other proceeding shall be

                              (Page 1 of 3 Pages)

$________________              Houston, Texas                       May 5, 1995

commenced against Maker which seeks liquidation, reorganization or other relief with respect to Maker or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding shall remain undismissed for a period of 90 days, (e) default is made under any loan extended to Maker by any financial institution and such default results in the acceleration of the payment of any principal amount due pursuant to such loan in excess of $1 million and such acceleration is not cured or withdrawn, or all amounts owing pursuant to such loan are not paid in full, within thirty days after the date of such acceleration or (f) without the consent of the holders of a majority in principal amount of this note and the other Notes (as defined in the Stock Purchase Agreement referred to below), Maker shall (i) sell, lease or exchange all or substantially all its assets or (ii) dissolve. Upon the occurrence of any Event of Default described in clause (a), (b) or (f) of the first sentence of this paragraph, Payee may by written notice to Maker declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause
(e) of the first sentence of this paragraph, Payee may by written notice to Maker demand that such Event of Default be cured and, if any such Event of Default is not cured within thirty days after the receipt of such notice by Maker, Payee may declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clauses (c) or
(d) of the first sentence of this paragraph, the entire principal amount of all indebtedness then outstanding under this note, together with interest then accrued thereon, shall become immediately due and payable.

          THIS NOTE is subject to the terms and provisions of the Stock Purchase Agreement (the "Agreement") dated the date hereof among Maker, Payee and certain other parties, the terms and conditions of which are incorporated herein by reference. Pursuant to such Agreement, the principal amount of this note may be reduced as a result of certain obligations to Maker.

          IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

                              (Page 2 of 3 Pages)

$________________              Houston, Texas                       May 5, 1995

          THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.

                                        DRILEX HOLDINGS CORP.



                                        By:
                                           -----------------------------





                              (Page 3 of 3 Pages)

                                                                       EXHIBIT B

                               WARRANT AGREEMENT

     This WARRANT AGREEMENT (the "Agreement"), dated as of May 5, 1995, is made and entered into by and between Drilex Holdings Corp., a Delaware corporation (the "Company"), and those persons set forth on Schedule 1 hereto (the "Warrantholders"). This Agreement is being executed in connection with the Stock Purchase Agreement of even date herewith by and among the Company and the Warrantholders (the "Purchase Agreement").

     In the Purchase Agreement, the Company has agreed to issue to the Warrantholders warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 100,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The shares of Common Stock purchasable upon exercise of the Warrants are herein referred to as the "Shares."

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and their respective rights and obligations thereunder, the Company and the Warrantholders hereby agree as follows:

     Section 1.  Transferability and Form of Warrants.

     (a) The Warrants shall be numbered and shall be registered on the books of the Company when issued.

     (b) The Warrants shall not be transferable except as set forth in the Stockholders' Agreement (the "Stockholders' Agreement") of even date herewith provided for in the Purchase Agreement. Any attempted sale, assignment, pledge, hypothecation or other transfer that is not in compliance therewith shall be void and will not be recognized by the Company. Subject to the foregoing, the Warrants shall be transferable only on the books of the Company maintained at its principal office, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorneys or representatives, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person or persons entitled thereto. As a condition to any transfer, the Company may require the transferee to execute and deliver a counterpart of this Agreement.

     (c) The form of Warrant certificate and the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by its President or by a Vice President. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement. The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange or substitution.

          (d) Each Warrant certificate shall bear the following legend:

          "THE SECURITIES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. BY THE TERMS OF A STOCKHOLDERS' AGREEMENT, CERTAIN RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF THE AGREEMENTS COVERING THE ISSUANCE OF THESE SECURITIES AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

          Any certificate for Common Stock issued upon exercise shall also bear a similar legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions. The Warrantholder consents to the Company making a notation on its records and giving instructions to any registrar or transfer agent of the Warrants and the Common Stock in order to implement the restrictions on transfer established in this Agreement.

          Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

          Section 3.     Term of Warrants; Exercise of Warrants.

          (a) Subject to the terms of this Agreement (including, without limitation, Section 13), the Warrantholder shall have the right, at any time and from time to time, on day that is not a Saturday, Sunday or public holiday in Houston, Texas, during the period commencing on the date of this Agreement and ending at 5:00 p.m., Houston, Texas time, on May 5, 2000 (the "Termination Date"), to exercise a Warrant and to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly completed and signed, and upon payment to the Company of the Warrant Price (as defined herein) for the number of Shares in respect of which such Warrants are then exercised.

          (b) Payment by each Warrantholder of the aggregate Warrant Price due from him shall be made:

               (i) subject to Section 13, in immediately available funds or a certified or cashiers' check or any combination thereof; or

               (ii) (x) after the consummation of an Initial Public Offering (as defined in the Stockholders' Agreement) or (y) effective as of the Termination Date, by means of a "Cashless Exercise" as described in this subparagraph (ii). In the event of a Cashless Exercise, the Warrantholder shall exchange a Warrant for such number of shares of Common Stock determined by multiplying the number of shares with respect to which such Warrant is being exercised by a fraction, the numerator of which shall be the difference between the then-current market price per share of Common Stock and the Warrant Price, and the denominator of which shall be the then-current market price per share of Common Stock. For purposes of this Section, the then-current market price per share of Common Stock at any date shall be determined as set forth in the Stockholders' Agreement.

          (c) Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall promptly issue and cause to be delivered to or upon the written order of the exercising Warrantholder and in the name of the exercising Warrantholder a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrant, together with any cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall bear all appropriate restrictive legends, including those set forth or referred to in Section 1, and shall be deemed to have been issued and the exercising Warrantholder therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. Any Shares so issued shall be subject to the Stockholders' Agreement, and if requested by the Company the exercising Warrantholder shall execute and deliver a counterpart of the Stockholders' Agreement. Any certificate representing such Shares shall bear the legend required by the Stockholders' Agreement. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants held by the Warrantholder will be issued by the Company.

          Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the Shares.

          Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of a Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          Section 6. Reservation of Shares. The Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants.

          Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall initially be $10.00, subject to adjustment pursuant to Section 8 hereof.

          Section 8. Adjustment of Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) In case the Company after the date hereof shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that a Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company that it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Whenever the number of Shares purchasable upon the exercise of a Warrant is adjusted as provided in this paragraph (a), the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

          (b) In case the Company after the date hereof shall issue or distribute rights or warrants to all or substantially all holders of Common Stock entitling them (for a period expiring within 60 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the then-current market price per share of Common Stock (determined as set forth in the Stockholders' Agreement) on the record date mentioned below, the Warrant Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Warrant Price by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so to be offered would purchase at such current market price and (ii) the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock to be offered for subscription or purchase; provided, however, that no adjustment shall be made if the Company issues or distributes to the Warrantholders the rights or warrants which the Warrantholders would have been entitled to receive had the Warrants been exercised prior to the record date mentioned below. Any such adjustments shall be made whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Warrant Price shall be readjusted to the Warrant Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

          (c) In case the Company after the date hereof shall issue or distribute to all or substantially all holders of Common Stock evidences of its indebtedness, cash or assets (excluding any dividend or distribution paid out of retained earnings) or rights or warrants to subscribe for shares of stock of any class (excluding those referred to in paragraph (a) or (b) above) or shares of capital stock of any class other than the Common Stock, in each such case the Warrant Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Warrant Price by a fraction, of which (A) the numerator shall be the then-current market price per share of the Common Stock (determined as set forth in the Stockholders' Agreement) on the record date mentioned below less the fair market value (as determined in good faith by the Board of Directors of the Company and described in a statement delivered to the Warrantholders) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or of such shares of capital stock of any class other than the Common Stock, applicable to one share of Common Stock and (B) the denominator shall be such then-current market price per share of the Common Stock on the record date (or, if applicable, the ex-distribution date) mentioned below; provided, however, that no adjustment shall be made (1) if the Company issues or distributes to the Warrantholders the subscription rights referred to above in this paragraph (c) that the Warrantholders would have been entitled to receive had the Warrants been exercised prior to the record date (or, if applicable, the ex-distribution date) mentioned below, or (2) if the Company grants to the Warrantholders the right to receive, upon the exercise of the Warrants at any time after the distribution of the evidences of indebtedness or assets or shares of capital stock of any class other than the Common Stock referred to above in this subsection (c), the evidences of indebtedness or assets or shares of capital stock of any class other than the Common Stock that the Warrantholders would have been entitled to receive had the Warrants been exercised prior to the record date mentioned below. Any such adjustment shall be made on the date such distribution is made and shall be effective retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) No adjustment in the number of Shares purchasable pursuant to the Warrants or in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least three percent in the number of Shares then purchasable upon the exercise of the Warrants or in the Warrant Price; provided, however, that the Company may make any such adjustment at its election; provided, further, that any adjustments which by reason of this paragraph (d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (e) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraph (c) of this Section 8, each Warrant outstanding prior to the making of the adjustment in the Warrant Price shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of a Warrant prior to adjustment of the number of shares of Common Stock by the Warrant Price in effect prior to the adjustment of the Warrant Price and (ii) dividing the product so obtained by the Warrant Price in effect after such adjustment of the Warrant Price.

          (f) Whenever the number of Shares purchasable upon the exercise of the Warrants or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholders by first class mail, postage prepaid, notice of such adjustment setting forth the number of Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (g) Except as provided in this Section 8 or in Section 11, during the term of the Warrants or upon the exercise of the Warrants, no adjustment shall be made (i) in respect of any dividends or distributions or (ii) in respect of the consummation of any business combination or other extraordinary transaction.

          (h) Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants or in the Warrant Price, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities and Warrant Price as are stated in the Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

          Section 9. Fractional Interests. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then-current market value of the Common Stock (determined as set forth in the Stockholders' Agreement) multiplied by such fraction.

          Section 10. No Right as Stockholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon a Warrantholder any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter.

          Section 11. Preservation of Purchase Rights Upon Reclassification, Consolidation, etc. In case of any capital reorganization or reclassification of the Common Stock of the Company or in case of any share exchange, consolidation or merger of the Company with another person (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification of or change in the outstanding shares of Common Stock) or in case of any sale or conveyance to another person of the property of the Company as an entirety or substantially as an entirety,
(i) each Warrantholder shall have the right thereafter, during such period as a Warrant is exercisable, upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of a Warrant, in lieu of Shares, only the kind and amount of shares and other securities and property that it would have owned or have been entitled to receive after the happening of such reorganization, reclassification, share exchange, consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action and
(ii) such right shall be subject to adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Agreement. The provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, exchanges, consolidations, mergers, sales or conveyances.

          Section 12. Notice of Certain Corporate Actions. In case the Company shall propose to (i) pay any dividend or other distribution payable in cash, property or stock or securities (including warrants, options, or similar rights) of any class other than Common Stock to the holders of Common Stock,
(ii) offer the holders of Common Stock rights to subscribe for or to purchase any shares of stock of any class or any other securities, rights or options,
(iii) effect any reclassification of Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock or a change in par value), (iv) effect any capital reorganization, (v) effect any share exchange, consolidation, merger or sale, transfer or other disposition of all or substantially all its property, assets or business, (vi) effect any transaction contemplated by Section 11 hereof or (vii) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Warrantholder a notice of such proposed action, which shall specify the date on which a record is expected to be taken for the purposes of such stock dividend, distribution or rights offering, or the date on which such reclassification, reorganization, share exchange, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto that are known by the Company as of the date of such notice as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will comprise a share of Common Stock, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Failure to give any notice provided for in this Section 12 shall not affect the validity of the action or transaction. Within 60 days after the end of each of its first three fiscal quarters, and within 120 days after the end of its fiscal year, the Company will provide each Warrantholder with consolidated financial statements of the Company. If the Company regularly prepares audited financial statements as of the end of any fiscal year, the Company will provide each Warrantholder with such audited statements.

          Section 13. Securities Laws. In order to exercise a Warrant, the Warrantholder must be able to confirm, and shall confirm by executing a certificate supplied by the Company, that all of the provisions of Section 6.4 through 6.6 of the Purchase Agreement are true with respect to the exercise of such Warrant and the purchase of the shares thereunder. Each Warrantholder agrees that all the provisions of such sections shall apply to the Shares. In order to exercise a Warrant for cash pursuant to Section 3(b)(i), the Warrantholder must be able to confirm, and shall confirm by executing a certificate supplied by the Company, that such Warrantholder is an "Accredited Investor" as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933.

          Section 14. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be given as set forth in the Purchase Agreement.

          Section 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder. Unless the context indicates otherwise, the term "Warrantholder" shall include any holder of any Warrant, and term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement. Any holder of a Warrant, by his receipt thereof of a Warrant, agrees to be bound by and comply with the terms of this Agreement.

          SECTION 16. APPLICABLE LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

          Section 17. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrantholders any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Warrantholders.

          Section 18. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          Section 19. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then-current Warrantholders having the right to acquire by virtue of holding the Warrants at least 50% of the Shares which are then issuable upon exercise of the then outstanding Warrants.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              DRILEX HOLDINGS CORP.


                              By:
                                 ____________________________

                              WARRANTHOLDERS:


                              _______________________________
                              S. R. Anderson


                              ________________________________
                              John Teer


                              ________________________________
                              Todd Caspary


                              ________________________________
                              Frank Forest


                              ________________________________
                              George W. Kowalczuk


                              ________________________________
                              Andy F. Brown

                                                                       Exhibit A

THE SECURITIES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. BY THE TERMS OF A STOCKHOLDERS' AGREEMENT, CERTAIN RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF THE AGREEMENTS RELATING TO THE ISSUANCE OF THESE SECURITIES AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS RESTRICTING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                                                 Warrant Certificate No.________

                              WARRANTS TO PURCHASE
                     ______________ SHARES OF COMMON STOCK

                             DRILEX HOLDINGS CORP.

                          Incorporated under the laws
                            of the State of Delaware

          This certifies that, for value received, ______________, the registered holder hereof (the "Warrantholder"), is entitled to purchase from DRILEX HOLDINGS CORP. (the "Company"), at any time during the period commencing the date hereof and ending at 5:00 p.m., Houston, Texas time, on May 5, 2000, at a purchase price per share of $10.00 (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made (i) in immediately available funds or a certified or cashiers' check or any combination thereof or
(ii) in the circumstances set forth in the Warrant Agreement referred to below, by a Cashless Exercise (as defined in such Warrant Agreement).

          The Warrants evidenced hereby represent are issued under and in accordance with a Warrant Agreement, dated as of May 5, 1995 (the "Warrant Agreement"), between the Company and certain Warrantholders and are subject to the terms and provisions contained in the Warrant Agreement, including certain restrictions on the exercise hereof, to all of which the Warrantholder by acceptance hereof consents.

          Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed for one or more new Warrant certificates of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable in the manner and subject to the restrictions set forth or referred to in the Warrant Agreement.

          This Warrant certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                    DRILEX HOLDINGS CORP.



                                    By: ____________________________


Dated: _______________, 1995

                             DRILEX HOLDINGS CORP.
                                 PURCHASE FORM


          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder,_______ shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:



       ------------------------------------------------------------------
        (Please print or type name, address and Social Security Number)


       ------------------------------------------------------------------

       ------------------------------------------------------------------


and, if said number of Shares shall not be all the Shares purchasable thereunder, that a new Warrant certificate with respect to the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required by
Section 13 of the Warrant Agreement.

Dated:_________________

Name of Warrantholder:


_______________________
    (Please Print)


Address:_______________

        _______________

Signature:_____________


Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                             CASHLESS EXERCISE FORM

          The undersigned hereby irrevocably elects to exchange the within Warrant certificate with respect to ____ shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant certificate, as provided for in Section 3 of the Warrant Agreement referred to above, and requests that certificates for shares of Common Stock issuable be issued in the name of:



       ------------------------------------------------------------------
        (Please print or type name, address and Social Security Number)


       ------------------------------------------------------------------

       ------------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant certificate with respect to the balance of the shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required by
Section 13 of the Warrant Agreement.

Dated:________________________

Name of Warrantholder:


______________________________
     (Please Print)


Address:______________________

______________________________


Signature:____________________


Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT C

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THIS NOTE MAY NOT BE ASSIGNED, SOLD, TRANSFERRED, HYPOTHECATED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION REQUIREMENTS ARE NOT APPLICABLE.

$1,912,584.00                                                        May 5, 1995
                                                                  Houston, Texas

                                PROMISSORY NOTE

          DRILEX HOLDINGS CORP., a Delaware corporation (hereinafter called "Maker"), for value received, promises and agrees to pay on or before April 30, 2000, to Frank Forest (hereinafter called "Payee"), in Richmond, Fort Bend County, Texas, in lawful money of the United States of America the principal sum of ONE MILLION NINE HUNDRED TWELVE THOUSAND FIVE HUNDRED EIGHTY-FOUR AND NO/100 DOLLARS ($1,912,584.00), together with interest thereon (calculated on the basis of a 365-day year, or a 366-day year in the case of a leap year) from and after the date hereof until maturity at 8% per annum, but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Highest Lawful Rate"). After maturity (by acceleration or otherwise), interest shall be so computed at 11% per annum, but in no event to exceed the Highest Lawful Rate.

          ACCRUED INTEREST is due and payable quarterly beginning on July 31, 1995 and on the last day of each and every third consecutive calendar month thereafter and at maturity; provided, however, that if the principal of this note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment. Principal shall be due and payable in four annual installments of $250,000.00 each, beginning on April 30, 1996 and on each succeeding April 30 thereafter until the maturity date, when all principal remaining unpaid shall be due and payable. If any amount owing under this note is due and payable on a day that is not a business day, such payment shall instead be due and payable on the next succeeding business day. Maker has the right to prepay this note in whole or in part at any time and from time to time without penalty, on not less than two business days' prior notice. Any prepayment shall be applied ratably to all remaining installments of principal not then due.

          SO LONG as any principal or interest remains unpaid on this note: (i) Maker and its subsidiaries shall maintain a consolidated net worth (determined in accordance with generally accepted accounting principles) of at least $9,500,000 and (ii) within 60 days after the end of each of its first three fiscal quarters, and within 120 days after the end of its fiscal year, Maker will provide Payee with consolidated financial statements of the Maker. If Maker regularly

                              (Page 1 of 3 Pages)

$1,912,584.00                    Houston, Texas                   May 5, 1995

prepares audited financial statements as of the end of any fiscal year, Maker will provide Payee with such audited statements.

          FOR PURPOSES of this note, an "Event of Default" shall occur whenever:
(a) default is made in the payment when due of any installment of principal on this note, (b) default is made in the payment when due of any installment of interest on this note and such default has not been cured within five days after the date on which such payment is due, (c) Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect, (d) an involuntary case or other proceeding shall be commenced against Maker which seeks liquidation, reorganization or other relief with respect to Maker or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding shall remain undismissed for a period of 90 days, (e) default is made under any loan extended to Maker by any financial institution and such default results in the acceleration of the payment of any principal amount due pursuant to such loan in excess of $1 million and such acceleration is not cured or withdrawn, or all amounts owing pursuant to such loan are not paid in full, within thirty days after the date of such acceleration, (f) without the consent of Payee, Maker shall (i) sell all or substantially all its assets or (ii) dissolve or (g) Maker shall not comply with the covenants set forth in the third paragraph hereof. Upon the occurrence of any Event of Default described in clause (a), (b) or (f) of the first sentence of this paragraph, Payee may by written notice to Maker declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause (e) or (g) of the first sentence of this paragraph, Payee may by written notice to Maker demand that such Event of Default be cured and, if any such Event of Default is not cured within thirty days after the receipt of such notice by Maker, Payee may declare the entire principal amount then outstanding under this note, together with interest then accrued thereon, to be immediately due and payable. Upon the occurrence of any Event of Default described in clauses (c) or (d) of the first sentence of this paragraph, the entire principal amount of all indebtedness then outstanding under this note, together with interest then accrued thereon, shall become immediately due and payable.

          IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this note or under any of the other aforesaid agreements or otherwise in connection with this note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the note by the holder hereof (or, to the extent that this note shall have been or would thereby be paid in full, refunded to the Maker).

                              (Page 2 of 3 Pages)

$1,912,584.00                    Houston, Texas                   May 5, 1995

          THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America.

                                         DRILEX HOLDINGS CORP.



                                         By:__________________________



                              (Page 3 of 3 Pages)